UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Suzano S.A.	Suzano Austria GmbH

(Exact name of each registrant as specified in its charter)

Not Applicable	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	The Republic of Austria

(Jurisdiction of incorporation or organization)

Av. Professor Magalhaes Neto, 1,752 10th Floor, Rooms 1010 and 1011 Salvador, Brazil 41 810-012 Telephone: +55 (11) 3503-9000	Fleischmarkt 1 1010 Vienna Austria Telephone: +43 1 205 776 0095

(Address and telephone number of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.      ☐

Securities Act registration statement file numbers to which this form relates: 333-236083 and 333-236083-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

3.125% Global Notes due 2032 (the “2032 Notes”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 11 through 30 of the Prospectus dated January 24, 2020 included in the Registration Statement on Form F-3 of Suzano S.A. (the “Guarantor”), Fibria Overseas Finance Ltd. and Suzano Austria GmbH (the “Company”) (File Nos. 333-236083, 333-236083-01 and 333-236083-02), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes and the Note Guarantee” and “Description of the Notes” on pages S-9 through S-14 and S-25 through S-36, respectively, of the related Prospectus Supplement, dated June 28, 2021.

Item 2.	Exhibits.

99(A). Prospectus dated January 24, 2020 included in the Registration Statement on Form F-3 of the Guarantor, Fibria Overseas Finance Ltd. and the “Company (File Nos. 333-236083, 333-236083-01 and 333-236083-02).

99(B). Prospectus Supplement dated June 28, 2021, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 29, 2021.

99(C). Indenture dated January 24, 2020, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on January 24, 2020 (Registration Nos. 333-236083, 333-236083-01 and 333-236083-02).

99(D). Second Supplemental Indenture dated July 1, 2021, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on July 1, 2021 (File No. 001-38755).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

SUZANO S.A. (Registrant)

	By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Chief Financial Officer

SUZANO AUSTRIA GMBH (Registrant)

	By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Attorney-in-fact

July 6, 2021

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated January 24, 2020 included in the Registration Statement on Form F-3 of the Guarantor, Fibria Overseas Finance Ltd. and the “Company (File Nos. 333-236083, 333-236083-01 and 333-236083-02).

99(B)	Prospectus Supplement dated June 28, 2021, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 29, 2021.

99(C)	Indenture dated January 24, 2020, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on January 24, 2020 (Registration Nos. 333-236083, 333-236083-01 and 333-236083-02).

99(D)	Second Supplemental Indenture dated July 1, 2021, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on July 1, 2021 (File No. 001-38755).